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As filed with the Securities and Exchange Commission on June 25, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BROADVISION, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3184303
(State of Incorporation)	(I.R.S. Employer Identification No.)

585 Broadway, Redwood City, CA 94063
(Address of principal executive offices)

Equity Incentive Plan
Employee Stock Purchase Plan
(Full title of the plans)

Pehong Chen
President and Chief Executive Officer
BroadVision, Inc.
585 Broadway
Redwood City, California 94063
(650) 261-5100
(Name, address, including zip code, and
telephone number, including area code, of agent for service)

Copies to:
Kenneth L. Guernsey, Esq.
Jamie E. Chung, Esq.
Virginia C. Edwards, Esq.
Cooley Godward LLP
One Maritime Plaza, 20th Floor
San Francisco, CA 94111
(415) 693-2000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Shares of Common Stock, par value $.0001 per share, reserved for future issuance under the Equity Incentive Plan	1,374,906	$11.8087	$16,235,852.48	$4,058.96

Shares of Common Stock, par value $.0001 per share, subject to outstanding options granted under the Equity Incentive Plan	23,750,094	$4.275	$101,531,651.85	$25,382.91

Shares of Common Stock, par value $.0001 per share, reserved for future issuance under the Employee Stock Purchase Plan	1,500,000	$4.275	$6,412,500	$1,603.13

Totals	26,625,000		$124,180,004.33	$31,045.00

(1)
In addition to Common Stock set forth in the table, the amount to be registered includes an indeterminate number of Common Stock issuable upon exercise of or in respect of the options, as such number may be adjusted as the result of stock splits, stock dividends and antidulution provisions (including adjustments to the option exercise prices) in accordance with Rule 416.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to options previously granted under the BroadVision, Inc. (Registrant or Company) Equity Incentive Plan (pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the Act)) and (b) the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on June 20, 2001 for shares available for future grant pursuant to the Equity Incentive Plan and shares available for future issuance pursuant to the Employee Stock Purchase Plan (pursuant to Rule 457(c) under the Act).

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8
NO. 333-14057, NO. 333-62619 AND NO. 333-35114

    The contents of Registration Statements on Form S-8 No. 333-14057, No. 333-62619 and No. 333-35114 filed with the Securities and Exchange Commission on October 15, 1996, August 31, 1998 and April 19, 2000, respectively, are incorporated by reference herein.

EXHIBITS

5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Arthur Andersen LLP.
23.2	Consent of KPMG LLP.
23.3	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24	Power of Attorney is contained on the signature pages.
99.1	Equity Incentive Plan, as amended.
99.2	Employee Stock Purchase Plan, as amended.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on June 25, 2001.

BROADVISION, INC.
By:	/s/ RANDALL C. BOLTEN Randall C. Bolten Chief Financial Officer

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pehong Chen and Randall C. Bolten, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PEHONG CHEN Pehong Chen	President, Chief Executive Officer and Director (Principal Executive Officer)	June 19, 2001
/s/ RANDALL C. BOLTEN Randall C. Bolten	Vice President Operations, and Chief Financial Officer (Principal Financial and Accounting Officer)	June 19, 2001
/s/ DAVID L. ANDERSON David L. Anderson	Director	June 12, 2001
/s/ TODD A. GARRETT Todd A. Garrett	Director	June 13, 2001
/s/ KOH BOON HWEE Koh Boon Hwee	Director	June 12, 2001
/s/ KLAUS LUFT Klaus Luft	Director	June 12, 2001
/s/ CARL PASCARELLA Carl Pascarella	Director	June 19, 2001

EXHIBIT INDEX

5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Arthur Andersen LLP.
23.2	Consent of KPMG LLP.
23.3	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24	Power of Attorney is contained on the signature pages.
99.1	Equity Incentive Plan, as amended.
99.2	Employee Stock Purchase Plan, as amended.

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EXHIBITS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX